Ernst & Young LLP
                                                      Luboshitz Kasierer

                        CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" and to the use of our report dated August 28, 2002, in the Registration Statements on Form F-1 (No. 333-90496), and the related Prospectus of On Track Innovations Ltd. for the registration of 698,027 shares of Ordinary shares.

                                                    /s/ Luboshitz Kasierer

                                                      LUBOSHITZ KASIERER
                                                AN AFFILIATE MEMBER OF ERNST &
                                                      YOUNG INTERNATIONAL

Tel Aviv, Israel, September 11, 2002